EXHIBIT 10.1

EL CAPITAN PRECIOUS METALS, INC.
STOCK OPTION AGREEMENT
(NON-STATUTORY STOCK OPTION--EMPLOYEE)

This Stock Option Agreement is made and entered into as of the 9th day of September, 2008, between Kenneth P. Pavlich (“Optionee”) and El Capitan Precious Metals, Inc., a Nevada corporation (the “Company”).

BACKGROUND

A.    The Company desires to induce Optionee to continue to serve as an employee of the Company.

B.    The Company has adopted the El Capitan Precious Metals, Inc. 2005 Stock Incentive Plan (the “Plan”) pursuant to which shares of common stock of the Company have been reserved for issuance under the Plan.

C.    In consideration of the issuance of this Option, the Company and Optionee have agreed to cancel in full that certain Option to purchase 2,500,000 shares of the Company’s common stock dated April 6, 2007.

NOW, THEREFORE, the parties hereto agree as follows:

1.   Incorporation by Reference. The terms and conditions of the Plan, a copy of which has been delivered to Optionee, are hereby incorporated herein and made a part hereof by reference as if set forth in full. In the event of any conflict or inconsistency between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall govern and control.

2.   Grant of Option; Purchase Price. Subject to the terms and conditions herein set forth, the Company hereby irrevocably grants from the Plan to Optionee the right and option, hereinafter called the “Option,” to purchase all or any part of an aggregate of 2,500,000 shares of common stock, $.01 par value, of the Company (the “Shares”) at the exercise price per Share of $0.14 (the “Exercise Price”), such Exercise Price to be not less than One Hundred Percent (100%) of the Fair Market Value (as defined in the Plan) of the Common Stock on the date of this Agreement.

3.   Exercise and Vesting of Option. The Option shall be exercisable only to the extent that all, or any portion thereof, has vested in the Optionee. Except as provided herein in paragraph 4, the Option shall vest in Optionee in accordance with the terms below, so long as Optionee continues to provides services as a director of the Company (each such date is hereinafter referred to singularly as a “Vesting Date” and collectively as “Vesting Dates”);

a)	25% vested immediately;
b)	25% vested on March 9, 2009 (total 50%);
c)	25% vested on September 9, 2009 (total 75%);
d)	25% vested on March 9, 2010 (total 100%).

Any and all unvested portions of the Option shall immediately accelerate effective upon the completion of: (i) a Change of Control; or, (ii) 20 consecutive trading days in which the volume-weighted-average-price of the Company’s common stock for the period exceeds $1.00.

For purposes of this agreement, Change of Control shall mean (i) the acquisition, directly or indirectly, following the date hereof by any person (as such term is defined in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), in one transaction or a series of related transactions, of securities of the Company representing in excess of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities if such person or his or its affiliate(s) do not own in excess of 50% of such voting power on the date of this Agreement, or (ii) the future disposition by the Company (whether direct or indirect, by sale of assets or stock, merger, consolidation or otherwise) of all or substantially all of its business and/or assets in one transaction or series of related transactions (other than a merger effected exclusively for the purpose of changing the domicile of the Company); provided that a merger or consolidation of the Company with Gold and Minerals Co., Inc shall not constitute a Change of Control.

4.   Term of Option. To the extent vested, and except as otherwise provided in this Agreement, the Option shall be exercisable for ten (10) years from the date of this Agreement; provided, however, that in the event Optionee ceases to be an employee of the Company, for any reason or no reason, with or without cause, Optionee or his or her legal representative shall have two (2) years from the date of such termination to exercise any part of the Option vested pursuant to Section 3 of this Agreement. Upon the expiration of such two (2) year period, or, if earlier, upon the expiration date of the Option as set forth above, the Option shall terminate and become null and void.

5.   Method of Exercising Option. Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by written notice to the Company. Such notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall either: (a) be accompanied by payment by cash, check or bank draft of the full purchase price of such Shares, in which event the Company shall deliver a certificate or certificates representing such Shares as soon as practicable after the notice shall be received; (b) fix a date not less than five (5) nor more than ten (10) business days from the date such notice shall be received by the Company for the payment by cash, check, or bank draft of the full purchase price of such Shares against delivery of a certificate or certificates representing such Shares; or (c) at the discretion of the Committee (as defined in the Plan), and subject to the terms and conditions of the Plan, by Optionee’s delivery of, or by Optionee’s direction to the Company to withhold from the Shares issuable to Optionee upon exercise of this Option, shares of the Company. Any such notice shall be deemed given when received by the Company at the address provided in Section 11 herein. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

6.   Rights of Option Holder. Optionee, as holder of the Option, shall not have any of the rights of a stockholder with respect to the Shares covered by the Option except to the extent that one or more certificates for such Shares shall be delivered to him or her upon the due exercise of all or any part of the Option.

7.   Transferability. The Option shall not be transferable except to the extent permitted by the Plan.

8.   Securities Law Matters. Optionee acknowledges that the Shares to be received by him or her upon exercise of the Option may have not been registered under the Securities Act of 1933 or the Blue Sky laws of any state (collectively, the “Securities Acts”). If such Shares have not been so registered, Optionee acknowledges and understands that the Company is under no obligation to register, under the Securities Acts, the Shares received by him or her or to assist him or her in complying with any exemption from such registration if he or she should at a later date wish to dispose of the Shares.

Optionee acknowledges that if not then registered under the Securities Acts, the Shares shall bear a legend restricting the transferability thereof, such legend to be substantially in the following form:

“The shares represented by this certificate have not been registered or qualified under federal or state securities laws. The shares may not be offered for sale, sold, pledged or otherwise disposed of unless so registered or qualified, unless an exemption exists or unless such disposition is not subject to the federal or state securities laws, and the Company may require that the availability or any exemption or the inapplicability of such securities laws be established by an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Company.”

9.   Optionee Representations. Optionee hereby represents and warrants that Optionee has reviewed with his or her own tax advisors the federal, state, and local tax consequences of the transactions contemplated by this Agreement. Optionee is relying solely on such advisors and not on any statements or representation of the Company or any of its agents. Optionee understands that he or she will be solely responsible for any tax liability that may result to him or her as a result of the transactions contemplated by this Agreement. The Option, if exercised, will be exercised for investment and not with a view to the sale or distribution of the Shares to be received upon exercise thereof.

10.   Continuation of Employment. This Agreement shall not confer upon Optionee, and shall not be construed to confer upon Optionee, any right to continue as an employee or as a director of the Company or any company owned or controlled by the Company or a successor-in-interest to the Company, for any period of time, and shall not limit the rights of the Company in its sole discretion, to terminate the employment or the directorship of Optionee at any time, with or without cause, for any reason or no reason, or to change Optionee’s assignment or rate of compensation.

11.   Notices. All notices and other communications provided in this Agreement will be in writing and will be deemed to have been duly given when received by the party to whom it is directed at the following addresses:

If to the Company:	If to Optionee:

El Capitan Precious Metals, Inc.	Kenneth P. Pavlich
1325 Airmotive Way, Suite 276	105 Alderwood Drive
Reno, NV 89502	Chagrin Falls, OH 44022

12.   General.

 (a)           The Option is granted pursuant to the Plan and is governed by the terms thereof. The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Option Agreement.

 (b)           Nothing herein expressed or implied is intended or shall be construed as conferring upon or giving to any person, firm, or corporation other than the parties hereto, any rights or benefits under or by reason of this Agreement.

 (c)           Each party hereto agrees to execute such further documents as may be necessary or desirable to effect the purposes of this Agreement.

 (d)           This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

 (e)           This Agreement, in its interpretation and effect, shall be governed by the laws of the State of Nevada applicable to contracts executed and to be performed therein.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

OPTIONEE:

/s/ Kenneth P. Pavlich

Name: Kenneth P. Pavlich

EL CAPITAN PRECIOUS METALS, INC.

By:	/s/ Bruce F. Snyder
Bruce F. Snyder
Director and Chairman of the Compensation Committee

EL CAPITAN PRECIOUS METALS, INC.
2005 STOCK INCENTIVE PLAN
STOCK OPTION EXERCISE FORM

(To be signed only upon exercise of stock option)

Pursuant to a Stock Option Agreement dated as of September 9, 2008 (the “Option Agreement”),the undersigned is the holder of an option (the “Option”) to purchase 2,500,000 shares of Common Stock,$.01 par value per share (the “Common Stock”), of El Capitan Precious Metals, Inc., a Nevada corporation (the “Company”). In accordance with the terms if the Option Agreement, the undersigned hereby irrevocably elects to exercise the Option, and to purchase from the Company __________ shares of Common Stock and herewith makes payment of $_______________ therefor in cash or check and/or by delivery of shares of Common Stock. The undersigned requests that the certificate(s) for such shares be issued in the name of _________________________________, and be delivered to ______________________________, whose address is set forth below the signature of the undersigned.

Dated: ___________________

(Address)

(Social Security or other Tax ID No.)